SUB-ITEM 77Q1(a)



Appendix A, dated June 22, 2010, to the Master Amended and Restated  By-Laws for
     MFS Series Trust XIV, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 15 to the Registration Statement of MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on June 28, 2010, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.